UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2025

GLUCOTRACK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41141	98-0668934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

301 Rte. 17 North, Ste. 800, Rutherford, NJ	07070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 842-7715

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GCTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2025, Glucotrack, Inc. (the “Company”) held its 2025 annual meeting of stockholders (the “Annual Meeting”). As further discussed below, at the Annual Meeting, the Company’s stockholders approved a proposal to amend (the “Amendment”) the Glucotrack, Inc. 2024 Equity Incentive Plan (the “2024 Plan”) to increase the number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) available for issuance under the 2024 Plan to 7,500,000 shares of Common Stock. There were no other changes to the 2024 Plan. The board of directors of the Company had previously approved the Amendment on April 17, 2025.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The disclosure set forth below in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Summary of Proposals Submitted to Stockholders

At the Annual Meeting, the following proposals were submitted to the stockholders of the Company, as set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 28, 2025:

Proposal 1:	The election of five directors, each to serve until the 2026 annual meeting of stockholders.

Proposal 2:	The ratification of the appointment of Fahn Kanne & Co. Grant Thornton Israel as the Company’s independent registered public accountants for the fiscal year ending December 31, 2025.

Proposal 3:	The approval of an amendment to Article IV of the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock at a specific ratio, not to exceed 1 for 100, to be determined at the sole discretion of the Company’s management (the “Reverse Stock Split”).

Proposal 4:	The approval of an amendment to the 2024 Plan to increase the number of shares of Common Stock available for issuance under the 2024 Plan to 7,500,000 shares.

Voting Results

On the record date, there were 25,585,853 shares of Common Stock issued and outstanding. Of the 25,585,853 votes that were eligible to be cast by the holders of the Common Stock at the Annual Meeting, 11,339,896 votes, or approximately 44.32% of the total, were represented at the meeting in person or by proxy, constituting a quorum. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such matter is set forth below:

Proposal 1: Election of Directors.

The Company’s stockholders elected the following directors to serve until the 2026 annual meeting of stockholders. The votes regarding the election of these directors were as follows:

Director Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Andrew Balo	4,761,129	593,531	533,255	5,451,981
Victoria Carr-Brendel	4,812,601	578,755	496,559	5,451,981
Erin Carter	4,777,453	614,903	495,559	5,451,981
Paul V. Goode	4,607,013	819,312	461,590	5,451,981
Luis Malave	4,818,065	591,731	478,119	5,451,981

Proposal 2: Ratification of the Appointment of Fahn Kanne & Co. Grant Thornton Israel.

The Company’s stockholders ratified the appointment of Fahn Kanne & Co. Grant Thornton Israel as the Company’s independent registered public accountants for the fiscal year ending December 31, 2025. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,264,925	863,848	211,123	—

Proposal 3: Approval of the Reverse Stock Split.

The Company’s stockholders approved the proposal to amend Article IV of the Company’s Certificate of Incorporation to effect the Reverse Stock Split. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,368,169	3,921,361	50,366	—

Proposal 4: Approval of Amending the 2024 Plan.

The Company’s stockholders approved the proposal to amend the 2024 Plan to increase the number of shares of Common Stock available for issuance under the 2024 Plan. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,651,542	2,178,101	58,272	5,451,981

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Amendment to Glucotrack, Inc. 2024 Equity Incentive Plan
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2025

GLUCOTRACK, INC.

	By:	/s/ Paul Goode
	Name:	Paul Goode
	Title:	Chief Executive Officer